Exhibit 99

6363 Main Street/Williamsville, NY 14221

Release Date:	Immediate August 3, 2017	Brian M. Welsch Investor Relations 716-857-7875	David P. Bauer Treasurer 716-857-7318

NATIONAL FUEL REPORTS THIRD QUARTER EARNINGS

WILLIAMSVILLE, N.Y.: National Fuel Gas Company (“National Fuel” or the “Company”) (NYSE:NFG) today announced consolidated results for the third quarter of its 2017 fiscal year and for the nine months ended June 30, 2017.

FISCAL 2017 THIRD QUARTER SUMMARY

•
Consolidated net income of $59.7 million, or $0.69 per share, compared to consolidated net income of $8.3 million, or $0.10 per share, and operating results of $58.1 million, or $0.68 per share, in the prior year (see reconciliation below)

•	Adjusted EBITDA of $179.0 million versus $189.8 million in the prior year (non-GAAP reconciliation on page 23)

•	Gross natural gas production in Appalachia of 567 MMcf per day, a 6% increase from the prior year

•	Net production of 42.7 Bcfe, a 3% decrease from prior year

•	Average natural gas prices, after the impact of hedging, of $2.94 per Mcf, up $0.08 per Mcf from the prior year

•	Average oil prices, after the impact of hedging, of $53.02 per Bbl, down $5.77 per Bbl from the prior year

•	Gathering revenues of $26.9 million on 48.8 Bcf of system throughput, both an increase of 5% from the prior year

OPERATING RESULTS

	Three Months Ended		Nine Months Ended
	June 30,		June 30,
(in thousands except per share amounts)	2017	2016	2017	2016
Reported GAAP earnings (loss)	$59,714	$8,286	$237,906	$(328,510)
Items impacting comparability:
Impairment of oil and gas properties (E&P)		82,658		915,552
Tax impact of impairment of oil and gas properties		(34,716)		(384,531)
Joint development agreement professional fees (E&P)		3,173		7,855
Tax impact of joint development agreement professional fees		(1,333)		(3,299)
Operating Results	$59,714	$58,068	$237,906	$207,067

Reported GAAP earnings (loss) per share	$0.69	$0.10	$2.77	$(3.87)
Items impacting comparability:
Impairment of oil and gas properties (E&P)		0.97		10.80
Tax impact of impairment of oil and gas properties		(0.41)		(4.54)
Joint development agreement professional fees (E&P)		0.04		0.09
Tax impact of joint development agreement professional fees		(0.02)		(0.04)
Earnings per share impact of diluted shares				(0.01)
Operating Results per diluted share	$0.69	$0.68	$2.77	$2.43

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MANAGEMENT COMMENTS

Ronald J. Tanski, President and Chief Executive Officer of National Fuel Gas Company, stated: “Our fiscal third quarter was a strong one with each of our business segments posting solid financial results that were in-line with expectations. Across the system, our talented teams continue to execute on our operational plans. As is typical during the summer period, our utility and transmission pipeline construction crews are busy maintaining the safety and integrity of our thousands of miles of pipelines that will assure safe, reliable, and affordable natural gas services for our region and local communities.

“As we look ahead, we continue to manage around the delay in the Northern Access Project and see plenty of opportunity in the meantime to extract value from our world class natural gas assets in Appalachia. After a year of testing, we believe we have de-risked the Utica potential in our Western Development Area, adding years of economic drilling inventory on the very same acreage we have already developed for the Marcellus. Over the next 18 months, we will continue to optimize our well designs and transition into a Utica development program that will leverage existing upstream and midstream infrastructure to drive capital, operational, and marketing efficiencies. While the commodities futures markets indicate that Seneca Resources, our exploration and production company, will likely achieve lower prices for its production next year, our proven success in driving down finding and development costs and our ability to develop our upstream and midstream assets efficiently allows us to continue to grow our integrated business, maintain a strong financial position, and add shareholder value throughout the commodity price cycle.”

DISCUSSION OF RESULTS BY SEGMENT

The following discussion of the earnings of each segment is summarized in a tabular form on pages 8 through 11 of this report. It may be helpful to refer to those tables while reviewing this discussion. Note that management defines Operating Results as reported GAAP earnings before items impacting comparability and Adjusted EBITDA as reported GAAP earnings before the following items: interest expense, depreciation and amortization, interest and other income, impairments, items impacting comparability, and income taxes.

Upstream Business

Exploration and Production Segment

The Exploration and Production segment operations are carried out by Seneca Resources Corporation ("Seneca"). Seneca explores for, develops and produces natural gas and oil reserves, primarily in Pennsylvania and California.

	Three Months Ended			Nine Months Ended
	June 30,			June 30,
(in thousands except per share amounts)	2017	2016	Variance	2017	2016	Variance
Net Income / (Loss)	$30,123	$(19,165)	$49,288	$98,972	$(469,586)	$568,558
Net Income / (Loss) Per Share (Diluted)	$0.35	$(0.22)	$0.57	$1.15	$(5.54)	$6.69
Adjusted EBITDA	$89,229	$97,924	$(8,695)	$285,675	$268,673	$17,002

Net income for the Exploration and Production segment in the third quarter was $30.1 million, or $0.35 per share, compared to a net loss of $19.2 million, or $0.22 per share, in the prior year third quarter. The $49.3 million increase in the segment’s earnings was primarily attributable to the non-recurrence of two items that reduced earnings in the prior year. In the prior year third quarter, Seneca recorded an $82.7 million ($47.9 million after-tax) ceiling test impairment charge to reduce the book value of Seneca’s oil and gas properties. Seneca also incurred $3.2 million ($1.8 million after-tax) in the prior year third quarter for professional and legal expenses related to the extension of the joint development agreement that Seneca executed in June 2016.

Excluding these items, operating results for the segment declined $0.5 million, or $0.01 per share, as the impact of higher realized natural gas prices, lower depreciation, depletion and amortization (“DD&A”) expense, and a lower effective income tax rate were more than offset by a decline in net natural gas and oil production, lower realized oil prices and an increase in lease operating and transportation (“LOE”) expense.

Over the past two years, Seneca significantly reduced its capital expenditures in response to low commodity prices by entering into a Joint Development Agreement (“JDA”), where a partner agreed to participate in 75 new Marcellus wells as an 80 percent working interest owner, and reducing the rig count in Appalachia and activity in California. As a result, Seneca's net

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natural gas and oil production declined 1.3 billion cubic feet equivalent ("Bcfe"), or 3 percent, to 42.7 Bcfe in the third quarter. Net natural gas production was down nearly 1.0 Bcf due mainly to a lower average revenue interest on production from the Western Development Area (“WDA”) resulting from new JDA wells as well as natural declines in Marcellus production from the Eastern Development Area (“EDA”). Seneca’s oil production decreased 58 thousand barrels ("Mbbl") due mainly to temporary changes in steam operations and a reduction in well workover activity at its North Midway Sunset field in California, offset partially by increased activity at South Midway Sunset.

Seneca continues to grow its base of gross natural gas production. Average daily gross natural gas production during the quarter increased 6 percent to 567 million cubic feet (“MMcf’) per day driven primarily by new Marcellus and Utica wells in Appalachia. In the WDA, average daily natural gas production increased approximately 38 MMcf per day, or 16 percent, to 284 MMcf per day during the quarter. Seneca is now producing from 63 of the 75 Marcellus wells that are being developed in the Clermont / Rich Valley area under the JDA entered into with a partner in fiscal 2016. The 12 remaining JDA wells are expected to be completed and brought on-line in the first half of fiscal 2018.

In the EDA, average daily gross natural gas production decreased 4 MMcf per day, or 1 percent, to 283 MMcf per day as natural declines in Marcellus production from Tioga and Lycoming counties were partially offset by new production from the Company’s Utica well on DCNR Tract 007 in Tioga County, Pa., which has produced nearly 2.5 Bcf since it was first turned on-line in November 2016. In May, Seneca added a second rig and resumed Marcellus development activities in Lycoming County, Pa., which is expected to arrest natural production declines and maintain a base of production that will utilize firm transportation capacity on the Atlantic Sunrise pipeline expansion project forecasted to be available in the summer of 2018.

Seneca's average realized natural gas price, after the impact of hedging, for the third quarter was $2.94 per thousand cubic feet ("Mcf"), an increase of $0.08 per Mcf versus the prior year. Seneca's average realized oil price, after the impact of hedging, was $53.02 per barrel ("Bbl"), a decrease of $5.77 per Bbl. Seneca's average realized natural gas and oil prices benefited from an uplift of $0.35 per Mcf and $7.38 per Bbl, respectively, from financial hedges settled during the quarter.

LOE increased $1.8 million, or $0.07 per Mcf equivalent ("Mcfe") on a cost per unit of production basis, due primarily to higher steam fuel and well repair costs in California offset partially by lower gathering and compression costs in Appalachia. DD&A expense decreased $3.8 million due to lower production and a decrease in Seneca’s full cost pool depletion rate. Seneca’s per unit DD&A decreased by $0.07 per Mcfe to $0.64 per Mcfe due mainly to a lower depletable fixed asset balance resulting from the ceiling test impairment charges recorded in the second half of fiscal 2016.

A decrease in Seneca’s effective tax rate increased the segment’s earnings by $2.4 million in the third quarter. The decrease in the effective tax rate was due primarily to an enhanced oil recovery tax credit related to Seneca’s California properties. This credit was applicable this year as a result of relatively low domestic crude oil prices.

Midstream Businesses

Pipeline and Storage Segment

The Pipeline and Storage segment’s operations are carried out by National Fuel Gas Supply Corporation (“Supply Corporation”) and Empire Pipeline, Inc. (“Empire”). The Pipeline and Storage segment provides natural gas transportation and storage services to affiliated and non-affiliated companies through an integrated system of pipelines and underground natural gas storage fields in western New York and Pennsylvania.

	Three Months Ended			Nine Months Ended
	June 30,			June 30,
(in thousands except per share amounts)	2017	2016	Variance	2017	2016	Variance
Net Income / (Loss)	$16,031	$17,323	$(1,292)	$54,656	$59,794	$(5,138)
Net Income / (Loss) Per Share (Diluted)	$0.19	$0.20	$(0.01)	$0.64	$0.71	$(0.07)
Adjusted EBITDA	$44,163	$48,515	$(4,352)	$141,279	$152,929	$(11,650)

The Pipeline and Storage segment's third quarter earnings decreased $1.3 million, or 7 percent, from the prior year due to a decline in operating revenues offset partially by a lower effective income tax rate. The $4.1 million decrease in operating revenues was expected due to a reduction in Supply Corporation and Empire’s rates related to their respective rate case settlements that went into effect in 2016, lower reservation revenues resulting from recent contract terminations and restructurings, and a decline in short-term interruptible transportation service in the current quarter.

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Gathering Segment

The Gathering segment’s operations are carried out by National Fuel Gas Midstream Corporation’s subsidiary limited liability companies. The Gathering segment constructs, owns and operates natural gas gathering pipelines and compression facilities in the Appalachian region which currently delivers Seneca’s gross Appalachian production to the interstate pipeline system.

	Three Months Ended			Nine Months Ended
	June 30,			June 30,
(in thousands except per share amounts)	2017	2016	Variance	2017	2016	Variance
Net Income / (Loss)	$10,107	$9,473	$634	$31,373	$21,962	$9,411
Net Income / (Loss) Per Share (Diluted)	$0.12	$0.11	$0.01	$0.37	$0.26	$0.11
Adjusted EBITDA	$23,901	$22,433	$1,468	$73,174	$57,722	$15,452

The Gathering segment’s third quarter earnings increased $0.6 million, or 7 percent, versus the prior year due primarily to higher operating revenues. Operating revenues increased $1.4 million as the increase in Seneca’s gross natural gas production in Appalachia, which includes production from joint development wells, helped drive higher throughput across the Company’s gathering systems. The Gathering segment transported 48.8 Bcf on its systems in the third quarter, up 2.5 Bcf or 5 percent from the prior year. Higher depreciation expense associated with new gathering and compression assets placed in service during the last twelve months partially offset the impact of higher operating revenues.

Downstream Businesses

Utility Segment

The Utility segment operations are carried out by National Fuel Gas Distribution Corporation (“Distribution”), which sells or transports natural gas to customers located in western New York and northwestern Pennsylvania.

	Three Months Ended			Nine Months Ended
	June 30,			June 30,
(in thousands except per share amounts)	2017	2016	Variance	2017	2016	Variance
Net Income / (Loss)	$4,348	$2,179	$2,169	$51,103	$52,745	$(1,642)
Net Income / (Loss) Per Share (Diluted)	$0.05	$0.03	$0.02	$0.59	$0.62	$(0.03)
Adjusted EBITDA	$25,322	$22,900	$2,422	$139,232	$138,284	$948

The Utility segment’s third quarter earnings increased $2.2 million due primarily to lower O&M expense offset partially by higher DD&A expenses. O&M expense decreased $2.5 million versus the prior year due mainly to lower pension and personnel costs. DD&A expense increased $0.9 million due to higher average plant balances for the quarter ended June 30, 2017, which was primarily driven by the replacement of Distribution’s customer information system that was placed in service in May 2016.

Energy Marketing Segment

The Energy Marketing segment's operations are carried out by National Fuel Resources, Inc. (“NFR”). NFR markets natural gas to industrial, wholesale, commercial, public authority and residential customers primarily in western and central New York and northwestern Pennsylvania, offering competitively priced natural gas to its customers.

	Three Months Ended			Nine Months Ended
	June 30,			June 30,
(in thousands except per share amounts)	2017	2016	Variance	2017	2016	Variance
Net Income / (Loss)	$(564)	$(590)	$26	$2,122	$4,117	$(1,995)
Net Income / (Loss) Per Share (Diluted)	$(0.01)	$(0.01)	$—	$0.02	$0.05	$(0.03)
Adjusted EBITDA	$(1,017)	$(930)	$(87)	$3,213	$6,569	$(3,356)

The Energy Marketing segment's third quarter earnings were largely unchanged when compared to the prior year.

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Corporate and All Other

The Corporate and All Other category had a net loss of $0.3 million for the third quarter compared to a net loss of $0.9 million in the prior year. The $0.6 million improvement impacted consolidated earnings by less than $0.01 per share.

GUIDANCE

The Company is raising and tightening its earnings guidance for fiscal 2017 to a range of $3.25 to $3.35 per share to reflect the impact of actual results for the nine months ended June 30, 2017, and updates to key forecast assumptions, including revisions to the Exploration and Production segment’s forecasted production, oil pricing and operating expense assumptions, as outlined in the table below.

The Company is also initiating preliminary earnings, production, capital expenditures, and certain business segment operational guidance for fiscal 2018. National Fuel is projecting that its fiscal 2018 earnings will be within a range of $2.70 to $3.05 per share, or $2.875 per share at the midpoint of the range. The $0.425 per share decrease from the fiscal 2017 earnings guidance midpoint is being driven primarily by lower expected price realizations after hedging on Seneca’s natural gas and oil production and higher expected operating costs at the Company’s regulated businesses, offset partially by the impact of normal weather on the Utility segment's earnings and an increase in projected natural gas production in Appalachia, which will benefit earnings for the Company’s Exploration and Production and Gathering segments.

Seneca’s fiscal 2018 net production is expected to be in the range of 185 to 200 Bcfe. Natural gas production in the East Division is expected to be in a range of 165 to 180 Bcf, an 11 percent increase versus fiscal 2017. Seneca added a second rig and resumed Marcellus shale development activities in Lycoming County, Pa. this past May, which is the main driver of the 17.5 Bcf increase. Seneca’s oil operations in California are expected to produce approximately 20 Bcfe, relatively flat versus fiscal 2017. The midpoint of the production range does not assume any price related curtailments.

Due to the expiration of physical firm sales and financial hedge contracts with favorable pricing relative to current market prices and hedge book, Seneca is projecting a significant decrease in natural gas and oil price realizations in fiscal 2018. Seneca’s fiscal 2018 natural gas production is 52 percent hedged at an average hedge price of $2.90 per MMBtu. Assuming NYMEX natural gas pricing of $3.00 per MMBtu, average Appalachian basin spot prices of $2.40 per MMBtu, and adjustments for transportation costs, contracted firm sale differentials, and Btu uplift, Seneca expects its fiscal 2018 net realized gas price after hedging to be approximately $2.55 per Mcf, which is a decrease of $0.41 per Mcf from Seneca’s realized pricing after hedging of $2.96 per Mcf for the nine months ended June 30, 2017. Seneca is approximately 45 percent hedged on an expected 3 million bbls of oil production in fiscal 2018 at an average hedge price of $55.46 per Bbl.

Additional details on the Company's forecast assumptions and business segment guidance for fiscal 2018 are outlined in the table below.

	Updated FY 2017 Guidance	Preliminary FY 2018 Guidance
Consolidated Earnings per Share	$3.25 to $3.35	$2.70 to $3.05

Capital Expenditures (Millions)
Exploration & Production (1)	$230 - $250	$275 - $325
Pipeline & Storage	$100 - $110	$110 - $140
Gathering	$35 - $45	$60 - $80
Utility	$90 - $100	$90 - $100
Consolidated Capital Expenditures	$455 - $505	$535 - $645

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	Updated FY 2017 Guidance	Preliminary FY 2018 Guidance
Exploration & Production Segment Guidance

Commodity Price Assumptions
NYMEX natural gas price	$3.00 /MMBtu	$3.00 /MMBtu
Appalachian basin spot price	$2.00 /MMBtu	$2.40 /MMBtu
NYMEX (WTI) crude oil price	$50.00 /Bbl	$50.00 /Bbl
California oil price (% of WTI)	92%	92%

Production (Bcfe)
East Division - Appalachia (2)	150 to 160	165 to 180
West Division - California	~ 20	~ 20
Total Production	170 to 180	185 to 200

E&P Operating Costs ($/Mcfe)
LOE (3)	~$0.95	$0.90 - $1.00
G&A	~$0.35	$0.30 - $0.35
DD&A	~$0.65	$0.65 - $0.70

Other Business Segment Guidance
Gathering Segment Revenues (Millions)	~$110	$115 - $125
Pipeline & Storage Segment Revenues (Millions)	~$295	~$295

(1)    Net of conveyance proceeds received from joint development partner for working interest in joint development wells.
(2)    Seneca East Division - Appalachia production guidance assumes approximately 35 Bcf of spot sales in FY18.

(3)	FY17 reflects full year average LOE. Fourth quarter FY17 LOE expected to be $1.00-$1.05 due to an increase in well workover and steam activity in California.

EARNINGS TELECONFERENCE

The Company will host a conference call on Friday, August 4, 2017, at 11 a.m. Eastern Time to discuss this announcement. There are two ways to access this call. For those with Internet access, visit the NFG Investor Relations News & Events page at National Fuel’s website at investor.nationalfuelgas.com. For those without Internet access, audio access is also provided by dialing (toll-free) 844-862-1432, using conference ID number “51109130.” For those unable to listen to the live conference call, an audio replay will be available approximately two hours following the teleconference at the same website link and by phone at (toll-free) 855-859-2056 using conference ID number “51109130.” Both the webcast and a telephonic replay will be available until the close of business on Friday, August 11, 2017.

National Fuel is an integrated energy company reporting financial results for five operating segments: Exploration and Production, Pipeline and Storage, Gathering, Utility, and Energy Marketing. Additional information about National Fuel is available at www.nationalfuelgas.com.

Analyst Contact:	Brian M. Welsch	716-857-7875
Media Contact:	Karen L. Merkel	716-857-7654

Certain statements contained herein, including statements identified by the use of the words “anticipates,” “estimates,” “expects,” “forecasts,” “intends,” “plans,” “predicts,” “projects,” “believes,” “seeks,” “will,” “may” and similar expressions, and statements which are other than statements of historical facts, are “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties, which could cause actual results or outcomes to differ materially from those expressed in the forward-looking statements. The Company’s expectations, beliefs and projections contained herein are expressed in good faith and are believed to have a reasonable basis, but there can be no assurance that such expectations, beliefs or projections will result or be achieved or accomplished. In addition to other factors, the following are important factors that could cause actual results to differ materially from those discussed in the forward-looking statements: delays or changes in costs or plans with respect to Company projects or related projects of other companies, including difficulties or delays in obtaining necessary governmental approvals, permits or orders or in obtaining the cooperation of interconnecting

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facility operators; governmental/regulatory actions, initiatives and proceedings, including those involving rate cases (which address, among other things, target rates of return, rate design and retained natural gas), environmental/safety requirements, affiliate relationships, industry structure, and franchise renewal; changes in laws, regulations or judicial interpretations to which the Company is subject, including those involving derivatives, taxes, safety, employment, climate change, other environmental matters, real property, and exploration and production activities such as hydraulic fracturing; impairments under the SEC’s full cost ceiling test for natural gas and oil reserves; changes in the price of natural gas or oil; financial and economic conditions, including the availability of credit, and occurrences affecting the Company’s ability to obtain financing on acceptable terms for working capital, capital expenditures and other investments, including any downgrades in the Company’s credit ratings and changes in interest rates and other capital market conditions; factors affecting the Company’s ability to successfully identify, drill for and produce economically viable natural gas and oil reserves, including among others geology, lease availability, title disputes, weather conditions, shortages, delays or unavailability of equipment and services required in drilling operations, insufficient gathering, processing and transportation capacity, the need to obtain governmental approvals and permits, and compliance with environmental laws and regulations; increasing health care costs and the resulting effect on health insurance premiums and on the obligation to provide other post-retirement benefits; changes in price differentials between similar quantities of natural gas or oil sold at different geographic locations, and the effect of such changes on commodity production, revenues and demand for pipeline transportation capacity to or from such locations; other changes in price differentials between similar quantities of natural gas or oil having different quality, heating value, hydrocarbon mix or delivery date; the cost and effects of legal and administrative claims against the Company or activist shareholder campaigns to effect changes at the Company; uncertainty of oil and gas reserve estimates; significant differences between the Company’s projected and actual production levels for natural gas or oil; changes in demographic patterns and weather conditions; changes in the availability, price or accounting treatment of derivative financial instruments; changes in laws, actuarial assumptions, the interest rate environment and the return on plan/trust assets related to the Company’s pension and other post-retirement benefits, which can affect future funding obligations and costs and plan liabilities; changes in economic conditions, including global, national or regional recessions, and their effect on the demand for, and customers’ ability to pay for, the Company’s products and services; the creditworthiness or performance of the Company’s key suppliers, customers and counterparties; economic disruptions or uninsured losses resulting from major accidents, fires, severe weather, natural disasters, terrorist activities, acts of war, cyber attacks or pest infestation; significant differences between the Company’s projected and actual capital expenditures and operating expenses; or increasing costs of insurance, changes in coverage and the ability to obtain insurance. The Company disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date thereof.

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NATIONAL FUEL GAS COMPANY
RECONCILIATION OF CURRENT AND PRIOR YEAR GAAP EARNINGS
QUARTER ENDED JUNE 30, 2017
(Unaudited)

	Upstream	Midstream Businesses		Downstream Businesses

	Exploration &	Pipeline &			Energy	Corporate /
(Thousands of Dollars)	Production	Storage	Gathering	Utility	Marketing	All Other	Consolidated*

Third quarter 2016 GAAP earnings	$(19,165)	$17,323	$9,473	$2,179	$(590)	$(934)	$8,286
Items impacting comparability:
Impairment of oil and gas producing properties	82,658						82,658
Tax impact of impairment of oil and gas producing properties	(34,716)						(34,716)
Joint development agreement professional fees	3,173						3,173
Tax impact of joint development agreement professional fees	(1,333)						(1,333)
Third quarter 2016 operating results	30,617	17,323	9,473	2,179	(590)	(934)	58,068

Drivers of operating results
Higher (lower) crude oil prices	(2,511)						(2,511)
Higher (lower) natural gas prices	2,228						2,228
Higher (lower) natural gas production	(1,805)						(1,805)
Higher (lower) crude oil production	(2,229)						(2,229)
Derivative mark to market adjustments	619						619
Lower (higher) lease operating and transportation expenses	(1,150)						(1,150)
Lower (higher) depreciation / depletion	2,490	331	(340)	(554)			1,927

Higher (lower) transportation revenues		(2,380)					(2,380)
Higher (lower) gathering and processing revenues			913				913
Lower (higher) other operating expenses				1,769		(392)	1,377
Lower (higher) property, franchise and other taxes	(428)	(328)					(756)

Higher (lower) margins						(630)	(630)

Lower (higher) interest expense			(401)				(401)

Lower (higher) income tax expense / effective tax rate	2,383	1,214	291	987		1,580	6,455

All other / rounding	(91)	(129)	171	(33)	26	45	(11)
Third quarter 2017 GAAP earnings and operating results	$30,123	$16,031	$10,107	$4,348	$(564)	$(331)	$59,714

* Amounts do not reflect intercompany eliminations

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NATIONAL FUEL GAS COMPANY
RECONCILIATION OF CURRENT AND PRIOR YEAR GAAP EARNINGS PER SHARE
QUARTER ENDED JUNE 30, 2017
(Unaudited)

	Upstream	Midstream Businesses		Downstream Businesses

	Exploration &	Pipeline &			Energy	Corporate /
	Production	Storage	Gathering	Utility	Marketing	All Other	Consolidated*

Third quarter 2016 GAAP earnings	$(0.22)	$0.20	$0.11	$0.03	$(0.01)	$(0.01)	$0.10
Items impacting comparability:
Impairment of oil and gas producing properties	0.97						0.97
Tax impact of impairment of oil and gas producing properties	(0.41)						(0.41)
Joint development agreement professional fees	0.04						0.04
Tax impact of joint development agreement professional fees	(0.02)						(0.02)
Third quarter 2016 operating results	0.36	0.20	0.11	0.03	(0.01)	(0.01)	0.68

Drivers of operating results
Higher (lower) crude oil prices	(0.03)						(0.03)
Higher (lower) natural gas prices	0.03						0.03
Higher (lower) natural gas production	(0.02)						(0.02)
Higher (lower) crude oil production	(0.03)						(0.03)
Derivative mark to market adjustments	0.01						0.01
Lower (higher) lease operating and transportation expenses	(0.01)						(0.01)
Lower (higher) depreciation / depletion	0.03	—	—	(0.01)			0.02

Higher (lower) transportation revenues		(0.03)					(0.03)
Higher (lower) gathering and processing revenues			0.01				0.01
Lower (higher) other operating expenses				0.02		—	0.02
Lower (higher) property, franchise and other taxes	—	—					—

Higher (lower) margins						(0.01)	(0.01)

Lower (higher) interest expense			—				—

Lower (higher) income tax expense / effective tax rate	0.03	0.01	—	0.01		0.02	0.07

All other / rounding	(0.02)	0.01	—	—	—	(0.01)	(0.02)
Third quarter 2017 GAAP earnings and operating results	$0.35	$0.19	$0.12	$0.05	$(0.01)	$(0.01)	$0.69

* Amounts do not reflect intercompany eliminations

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NATIONAL FUEL GAS COMPANY
RECONCILIATION OF CURRENT AND PRIOR YEAR GAAP EARNINGS
NINE MONTHS ENDED JUNE 30, 2017
(Unaudited)

	Upstream	Midstream Businesses		Downstream Businesses

	Exploration &	Pipeline &			Energy	Corporate /
(Thousands of Dollars)	Production	Storage	Gathering	Utility	Marketing	All Other	Consolidated*

Nine months ended June 30, 2016 GAAP earnings	$(469,586)	$59,794	$21,962	$52,745	$4,117	$2,458	$(328,510)
Items impacting comparability:
Impairment of oil and gas producing properties	915,552						915,552
Tax impact of impairment of oil and gas producing properties	(384,531)						(384,531)
Joint development agreement professional fees	7,855						7,855
Tax impact of joint development agreement professional fees	(3,299)						(3,299)
Nine months ended June 30, 2016 operating results	65,991	59,794	21,962	52,745	4,117	2,458	207,067

Drivers of operating results
Higher (lower) crude oil prices	(4,889)						(4,889)
Higher (lower) natural gas prices	(2,960)						(2,960)
Higher (lower) natural gas production	24,737						24,737
Higher (lower) crude oil production	(4,999)						(4,999)
Derivative mark to market adjustments	510						510
Lower (higher) lease operating and transportation expenses	(4,830)						(4,830)
Lower (higher) depreciation / depletion	17,701	970	(391)	(2,594)			15,686

Higher (lower) transportation revenues		(4,519)					(4,519)
Higher (lower) gathering and processing revenues			10,927				10,927
Lower (higher) other operating expenses	4,144	(2,191)	(930)	(3,876)		(1,059)	(3,912)
Lower (higher) property, franchise and other taxes	(655)	(558)					(1,213)

Regulatory true-up adjustments				948			948
Higher (lower) usage				2,209			2,209
Impact of new rates				927			927

Higher (lower) margins					(1,932)	(951)	(2,883)

Higher (lower) AFUDC**		(469)		(914)			(1,383)

Lower (higher) interest expense	1,048						1,048

Lower (higher) income tax expense / effective tax rate	3,395	1,731	(563)	887		(491)	4,959

All other / rounding	(221)	(102)	368	771	(63)	(277)	476
Nine months ended June 30, 2017 GAAP earnings and operating results	$98,972	$54,656	$31,373	$51,103	$2,122	$(320)	$237,906

* Amounts do not reflect intercompany eliminations
** AFUDC = Allowance for Funds Used During Construction

Page 11.

NATIONAL FUEL GAS COMPANY
RECONCILIATION OF CURRENT AND PRIOR YEAR GAAP EARNINGS PER SHARE
NINE MONTHS ENDED JUNE 30, 2017
(Unaudited)

	Upstream	Midstream Businesses		Downstream Businesses

	Exploration &	Pipeline &			Energy	Corporate /
	Production	Storage	Gathering	Utility	Marketing	All Other	Consolidated*

Nine months ended June 30, 2016 GAAP earnings	$(5.54)	$0.71	$0.26	$0.62	$0.05	$0.03	$(3.87)
Items impacting comparability:
Impairment of oil and gas producing properties	10.80						10.80
Tax impact of impairment of oil and gas producing properties	(4.54)						(4.54)
Joint development agreement professional fees	0.09						0.09
Tax impact of joint development agreement professional fees	(0.04)						(0.04)
Earnings per share impact of diluted shares		(0.01)					(0.01)
Nine months ended June 30, 2016 operating results	0.77	0.70	0.26	0.62	0.05	0.03	2.43

Drivers of operating results
Higher (lower) crude oil prices	(0.06)						(0.06)
Higher (lower) natural gas prices	(0.03)						(0.03)
Higher (lower) natural gas production	0.29						0.29
Higher (lower) crude oil production	(0.06)						(0.06)
Derivative mark to market adjustments	0.01						0.01
Lower (higher) lease operating and transportation expenses	(0.06)						(0.06)
Lower (higher) depreciation / depletion	0.21	0.01	—	(0.03)			0.19

Higher (lower) transportation revenues		(0.05)					(0.05)
Higher (lower) gathering and processing revenues			0.12				0.12
Lower (higher) other operating expenses	0.05	(0.03)	(0.01)	(0.05)		(0.01)	(0.05)
Lower (higher) property, franchise and other taxes	(0.01)	(0.01)					(0.02)

Regulatory true-up adjustments				0.01			0.01
Higher (lower) usage				0.03			0.03
Impact of new rates				0.01			0.01

Higher (lower) margins					(0.02)	(0.01)	(0.03)

Higher (lower) AFUDC**		(0.01)		(0.01)			(0.02)

Lower (higher) interest expense	0.01						0.01

Lower (higher) income tax expense / effective tax rate	0.04	0.02	(0.01)	0.01		(0.01)	0.05

All other / rounding	(0.01)	0.01	0.01	—	(0.01)	—	—
Nine months ended June 30, 2017 GAAP earnings and operating results	$1.15	$0.64	$0.37	$0.59	$0.02	$—	$2.77

* Amounts do not reflect intercompany eliminations
** AFUDC = Allowance for Funds Used During Construction

Page 12.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

(Thousands of Dollars, except per share amounts)
	Three Months Ended		Nine Months Ended
	June 30,		June 30,
	(Unaudited)		(Unaudited)
SUMMARY OF OPERATIONS	2017	2016	2017	2016
Operating Revenues:
Utility and Energy Marketing Revenues	$146,360	$123,976	$663,029	$540,981
Exploration and Production and Other Revenues	151,925	158,578	473,617	456,032
Pipeline and Storage and Gathering Revenues	50,083	53,063	156,298	162,930
	348,368	335,617	1,292,944	1,159,943
Operating Expenses:
Purchased Gas	46,135	23,477	264,349	147,168
Operation and Maintenance:
Utility and Energy Marketing	44,467	46,616	158,796	151,474
Exploration and Production and Other	34,098	35,427	102,153	123,965
Pipeline and Storage and Gathering	23,250	23,215	69,016	64,324
Property, Franchise and Other Taxes	21,447	20,261	64,368	61,923
Depreciation, Depletion and Amortization	55,617	58,802	168,812	193,300
Impairment of Oil and Gas Producing Properties	—	82,658	—	915,552
	225,014	290,456	827,494	1,657,706

Operating Income (Loss)	123,354	45,161	465,450	(497,763)

Other Income (Expense):
Interest Income	853	564	2,844	2,640
Other Income	1,370	1,519	4,728	7,173
Interest Expense on Long-Term Debt	(29,225)	(28,897)	(87,241)	(88,263)
Other Interest Expense	(846)	(1,321)	(2,680)	(3,938)

Income (Loss) Before Income Taxes	95,506	17,026	383,101	(580,151)

Income Tax Expense (Benefit)	35,792	8,740	145,195	(251,641)

Net Income (Loss) Available for Common Stock	$59,714	$8,286	$237,906	$(328,510)

Earnings (Loss) Per Common Share:
Basic	$0.70	$0.10	$2.79	$(3.87)
Diluted	$0.69	$0.10	$2.77	$(3.87)

Weighted Average Common Shares:
Used in Basic Calculation	85,422,313	84,917,664	85,315,154	84,791,447
Used in Diluted Calculation	86,064,464	85,470,216	85,950,742	84,791,447

Page 13.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	June 30,	September 30,
(Thousands of Dollars)	2017	2016

ASSETS
Property, Plant and Equipment	$9,816,295	$9,539,581
Less - Accumulated Depreciation, Depletion and Amortization	5,232,771	5,085,099
Net Property, Plant and Equipment	4,583,524	4,454,482

Current Assets:
Cash and Temporary Cash Investments	285,325	129,972
Hedging Collateral Deposits	2,142	1,484
Receivables - Net	127,876	133,201
Unbilled Revenue	19,729	18,382
Gas Stored Underground	17,793	34,332
Materials and Supplies - at average cost	34,706	33,866
Unrecovered Purchased Gas Costs	3,757	2,440
Other Current Assets	50,852	59,354
Total Current Assets	542,180	413,031

Other Assets:
Recoverable Future Taxes	182,469	177,261
Unamortized Debt Expense	1,292	1,688
Other Regulatory Assets	315,126	320,750
Deferred Charges	28,821	20,978
Other Investments	126,485	110,664
Goodwill	5,476	5,476
Prepaid Post-Retirement Benefit Costs	18,619	17,649
Fair Value of Derivative Financial Instruments	63,036	113,804
Other	479	604
Total Other Assets	741,803	768,874
Total Assets	$5,867,507	$5,636,387

CAPITALIZATION AND LIABILITIES
Capitalization:
Comprehensive Shareholders' Equity
Common Stock, $1 Par Value Authorized - 200,000,000
Shares; Issued and Outstanding - 85,467,963 Shares
and 85,118,886 Shares, Respectively	$85,468	$85,119
Paid in Capital	790,291	771,164
Earnings Reinvested in the Business	841,593	676,361
Accumulated Other Comprehensive Loss	(33,304)	(5,640)
Total Comprehensive Shareholders' Equity	1,684,048	1,527,004
Long-Term Debt, Net of Unamortized Discount and Debt Issuance Costs	1,787,954	2,086,252
Total Capitalization	3,472,002	3,613,256

Current and Accrued Liabilities:
Notes Payable to Banks and Commercial Paper	—	—
Current Portion of Long-Term Debt	300,000	—
Accounts Payable	98,842	108,056
Amounts Payable to Customers	13,070	19,537
Dividends Payable	35,469	34,473
Interest Payable on Long-Term Debt	28,985	34,900
Customer Advances	224	14,762
Customer Security Deposits	17,522	16,019
Other Accruals and Current Liabilities	107,101	74,430
Fair Value of Derivative Financial Instruments	922	1,560
Total Current and Accrued Liabilities	602,135	303,737

Deferred Credits:
Deferred Income Taxes	881,547	823,795
Taxes Refundable to Customers	93,321	93,318
Cost of Removal Regulatory Liability	199,739	193,424
Other Regulatory Liabilities	88,647	99,789
Pension and Other Post-Retirement Liabilities	299,326	277,113
Asset Retirement Obligations	115,354	112,330
Other Deferred Credits	115,436	119,625
Total Deferred Credits	1,793,370	1,719,394
Commitments and Contingencies	—	—
Total Capitalization and Liabilities	$5,867,507	$5,636,387

Page 14.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
	Nine Months Ended
	June 30,
(Thousands of Dollars)	2017	2016

Operating Activities:
Net Income (Loss) Available for Common Stock	$237,906	$(328,510)
Adjustments to Reconcile Net Income (Loss) to Net Cash Provided by Operating Activities:
Impairment of Oil and Gas Producing Properties	—	915,552
Depreciation, Depletion and Amortization	168,812	193,300
Deferred Income Taxes	105,073	(269,248)
Excess Tax Benefits Associated with Stock-Based Compensation Awards	—	(1,786)
Stock-Based Compensation	8,857	3,138
Other	11,084	9,685
Change in:
Hedging Collateral Deposits	(658)	8,116
Receivables and Unbilled Revenue	(15,885)	(7,756)
Gas Stored Underground and Materials and Supplies	15,699	15,683
Unrecovered Purchased Gas Costs	(1,317)	(933)
Other Current Assets	8,502	15,334
Accounts Payable	5,046	(53,687)
Amounts Payable to Customers	(6,467)	(21,337)
Customer Advances	(14,538)	(16,198)
Customer Security Deposits	1,503	(396)
Other Accruals and Current Liabilities	25,423	3,375
Other Assets	(3,548)	3,775
Other Liabilities	5,638	(8,152)
Net Cash Provided by Operating Activities	$551,130	$459,955

Investing Activities:
Capital Expenditures	$(314,774)	$(481,781)
Net Proceeds from Sale of Oil and Gas Producing Properties	26,554	115,235
Other	(10,186)	(11,163)
Net Cash Used in Investing Activities	$(298,406)	$(377,709)

Financing Activities:
Excess Tax Benefits Associated with Stock-Based Compensation Awards	$—	$1,786
Dividends Paid on Common Stock	(103,594)	(100,419)
Net Proceeds From Issuance of Common Stock	6,223	8,358
Net Cash Used in Financing Activities	$(97,371)	$(90,275)

Net Increase (Decrease) in Cash and Temporary Cash Investments	155,353	(8,029)
Cash and Temporary Cash Investments at Beginning of Period	129,972	113,596
Cash and Temporary Cash Investments at June 30	$285,325	$105,567

Page 15.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

SEGMENT OPERATING RESULTS AND STATISTICS
(UNAUDITED)

UPSTREAM BUSINESS

	Three Months Ended			Nine Months Ended
(Thousands of Dollars, except per share amounts)	June 30,			June 30,
EXPLORATION AND PRODUCTION SEGMENT	2017	2016	Variance	2017	2016	Variance
Total Operating Revenues	$151,161	$156,835	$(5,674)	$471,646	$452,583	$19,063

Operating Expenses:
Operation and Maintenance:
General and Administrative Expense	14,170	16,573	(2,403)	43,674	55,671	(11,997)
Lease Operating and Transportation Expense	40,630	38,861	1,769	122,881	115,451	7,430
All Other Operation and Maintenance Expense	2,835	3,011	(176)	8,168	10,402	(2,234)
Property, Franchise and Other Taxes	4,297	3,639	658	11,248	10,241	1,007
Depreciation, Depletion and Amortization	27,448	31,279	(3,831)	85,353	112,586	(27,233)
Impairment of Oil and Gas Producing Properties	—	82,658	(82,658)	—	915,552	(915,552)
	89,380	176,021	(86,641)	271,324	1,219,903	(948,579)

Operating Income (Loss)	61,781	(19,186)	80,967	200,322	(767,320)	967,642

Other Income (Expense):
Interest Income	217	88	129	451	781	(330)
Interest Expense	(13,444)	(13,753)	309	(40,270)	(41,882)	1,612

Income (Loss) Before Income Taxes	48,554	(32,851)	81,405	160,503	(808,421)	968,924
Income Tax Expense (Benefit)	18,431	(13,686)	32,117	61,531	(338,835)	400,366
Net Income (Loss)	$30,123	$(19,165)	$49,288	$98,972	$(469,586)	$568,558

Net Income (Loss) Per Share (Diluted)	$0.35	$(0.22)	$0.57	$1.15	$(5.54)	$6.69

Page 16.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

SEGMENT OPERATING RESULTS AND STATISTICS
(UNAUDITED)

MIDSTREAM BUSINESSES

	Three Months Ended			Nine Months Ended
(Thousands of Dollars, except per share amounts)	June 30,			June 30,
PIPELINE AND STORAGE SEGMENT	2017	2016	Variance	2017	2016	Variance
Revenues from External Customers	$50,049	$52,998	$(2,949)	$156,212	$162,627	$(6,415)
Intersegment Revenues	21,643	22,795	(1,152)	66,389	68,272	(1,883)
Total Operating Revenues	71,692	75,793	(4,101)	222,601	230,899	(8,298)

Operating Expenses:
Purchased Gas	(13)	356	(369)	181	1,059	(878)
Operation and Maintenance	20,607	20,492	115	60,517	57,145	3,372
Property, Franchise and Other Taxes	6,935	6,430	505	20,624	19,766	858
Depreciation, Depletion and Amortization	10,513	11,023	(510)	30,651	32,144	(1,493)
	38,042	38,301	(259)	111,973	110,114	1,859

Operating Income	33,650	37,492	(3,842)	110,628	120,785	(10,157)

Other Income (Expense):
Interest Income	393	237	156	984	527	457
Other Income	449	657	(208)	1,944	2,651	(707)
Interest Expense	(8,489)	(8,528)	39	(25,177)	(25,017)	(160)

Income Before Income Taxes	26,003	29,858	(3,855)	88,379	98,946	(10,567)
Income Tax Expense	9,972	12,535	(2,563)	33,723	39,152	(5,429)
Net Income	$16,031	$17,323	$(1,292)	$54,656	$59,794	$(5,138)

Net Income Per Share (Diluted)	$0.19	$0.20	$(0.01)	$0.64	$0.71	$(0.07)

	Three Months Ended			Nine Months Ended
	June 30,			June 30,
GATHERING SEGMENT	2017	2016	Variance	2017	2016	Variance
Revenues from External Customers	$34	$65	$(31)	$86	$303	$(217)
Intersegment Revenues	26,853	25,417	1,436	82,629	65,601	17,028
Total Operating Revenues	26,887	25,482	1,405	82,715	65,904	16,811

Operating Expenses:
Operation and Maintenance	2,973	3,018	(45)	9,496	8,066	1,430
Property, Franchise and Other Taxes	13	31	(18)	45	116	(71)
Depreciation, Depletion and Amortization	4,131	3,608	523	12,008	11,407	601
	7,117	6,657	460	21,549	19,589	1,960

Operating Income	19,770	18,825	945	61,166	46,315	14,851

Other Income (Expense):
Interest Income	288	88	200	641	188	453
Other Income	—	1	(1)	1	3	(2)
Interest Expense	(2,411)	(1,794)	(617)	(6,739)	(6,781)	42

Income Before Income Taxes	17,647	17,120	527	55,069	39,725	15,344
Income Tax Expense	7,540	7,647	(107)	23,696	17,763	5,933
Net Income	$10,107	$9,473	$634	$31,373	$21,962	$9,411

Net Income Per Share (Diluted)	$0.12	$0.11	$0.01	$0.37	$0.26	$0.11

Page 17.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

SEGMENT OPERATING RESULTS AND STATISTICS
(UNAUDITED)

DOWNSTREAM BUSINESSES

	Three Months Ended			Nine Months Ended
(Thousands of Dollars, except per share amounts)	June 30,			June 30,
UTILITY SEGMENT	2017	2016	Variance	2017	2016	Variance
Revenues from External Customers	$121,900	$106,568	$15,332	$550,819	$463,154	$87,665
Intersegment Revenues	3,391	1,729	1,662	11,314	10,757	557
Total Operating Revenues	125,291	108,297	16,994	562,133	473,911	88,222

Operating Expenses:
Purchased Gas	46,536	29,514	17,022	235,481	155,764	79,717
Operation and Maintenance	43,506	45,990	(2,484)	155,783	148,883	6,900
Property, Franchise and Other Taxes	9,927	9,893	34	31,637	30,980	657
Depreciation, Depletion and Amortization	13,086	12,234	852	39,502	35,511	3,991
	113,055	97,631	15,424	462,403	371,138	91,265

Operating Income	12,236	10,666	1,570	99,730	102,773	(3,043)

Other Income (Expense):
Interest Income	141	115	26	418	321	97
Other Income	438	345	93	576	1,749	(1,173)
Interest Expense	(7,062)	(7,192)	130	(21,454)	(21,684)	230

Income Before Income Taxes	5,753	3,934	1,819	79,270	83,159	(3,889)
Income Tax Expense	1,405	1,755	(350)	28,167	30,414	(2,247)
Net Income	$4,348	$2,179	$2,169	$51,103	$52,745	$(1,642)

Net Income Per Share (Diluted)	$0.05	$0.03	$0.02	$0.59	$0.62	$(0.03)

	Three Months Ended			Nine Months Ended
	June 30,			June 30,
ENERGY MARKETING SEGMENT	2017	2016	Variance	2017	2016	Variance
Revenues from External Customers	$24,460	$17,408	$7,052	$112,210	$77,827	$34,383
Intersegment Revenues	565	231	334	600	855	(255)
Total Operating Revenues	25,025	17,639	7,386	112,810	78,682	34,128

Operating Expenses:
Purchased Gas	24,336	17,191	7,145	104,335	67,235	37,100
Operation and Maintenance	1,706	1,376	330	5,262	4,872	390
Property, Franchise and Other Taxes	—	2	(2)	—	6	(6)
Depreciation, Depletion and Amortization	69	70	(1)	210	208	2
	26,111	18,639	7,472	109,807	72,321	37,486

Operating Income (Loss)	(1,086)	(1,000)	(86)	3,003	6,361	(3,358)

Other Income (Expense):
Interest Income	146	145	1	418	286	132
Other Income	22	20	2	57	44	13
Interest Expense	(13)	(11)	(2)	(38)	(37)	(1)

Income (Loss) Before Income Taxes	(931)	(846)	(85)	3,440	6,654	(3,214)
Income Tax Expense (Benefit)	(367)	(256)	(111)	1,318	2,537	(1,219)
Net Income (Loss)	$(564)	$(590)	$26	$2,122	$4,117	$(1,995)

Net Income (Loss) Per Share (Diluted)	$(0.01)	$(0.01)	$—	$0.02	$0.05	$(0.03)

Page 18.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

SEGMENT OPERATING RESULTS AND STATISTICS
(UNAUDITED)

	Three Months Ended			Nine Months Ended
(Thousands of Dollars, except per share amounts)	June 30,			June 30,
ALL OTHER	2017	2016	Variance	2017	2016	Variance
Total Operating Revenues	$538	$1,508	$(970)	$1,311	$2,775	$(1,464)
Operating Expenses:
Operation and Maintenance	435	256	179	1,344	495	849
Property, Franchise and Other Taxes	151	144	7	445	449	(4)
Depreciation, Depletion and Amortization	182	399	(217)	525	888	(363)
	768	799	(31)	2,314	1,832	482

Operating Income (Loss)	(230)	709	(939)	(1,003)	943	(1,946)
Other Income (Expense):
Interest Income	59	32	27	147	83	64

Income (Loss) Before Income Taxes	(171)	741	(912)	(856)	1,026	(1,882)
Income Tax Expense (Benefit)	(73)	311	(384)	(358)	431	(789)
Net Income (Loss)	$(98)	$430	$(528)	$(498)	$595	$(1,093)

Net Income (Loss) Per Share (Diluted)	$—	$0.01	$(0.01)	$—	$0.01	$(0.01)

	Three Months Ended			Nine Months Ended
	June 30,			June 30,
CORPORATE	2017	2016	Variance	2017	2016	Variance
Revenues from External Customers	$226	$235	$(9)	$660	$674	$(14)
Intersegment Revenues	977	967	10	2,930	2,900	30
Total Operating Revenues	1,203	1,202	1	3,590	3,574	16
Operating Expenses:
Operation and Maintenance	3,658	3,236	422	11,054	10,273	781
Property, Franchise and Other Taxes	124	122	2	369	365	4
Depreciation, Depletion and Amortization	188	189	(1)	563	556	7
	3,970	3,547	423	11,986	11,194	792

Operating Loss	(2,767)	(2,345)	(422)	(8,396)	(7,620)	(776)

Other Income (Expense):
Interest Income	31,185	30,684	501	93,684	92,767	917
Other Income	461	496	(35)	2,150	2,726	(576)
Interest Expense on Long-Term Debt	(29,225)	(28,897)	(328)	(87,241)	(88,263)	1,022
Other Interest Expense	(1,003)	(868)	(135)	(2,901)	(850)	(2,051)

Loss Before Income Taxes	(1,349)	(930)	(419)	(2,704)	(1,240)	(1,464)
Income Tax Expense (Benefit)	(1,116)	434	(1,550)	(2,882)	(3,103)	221
Net Income (Loss)	$(233)	$(1,364)	$1,131	$178	$1,863	$(1,685)

Net Income (Loss) Per Share (Diluted)	$(0.01)	$(0.02)	$0.01	$—	$0.02	$(0.02)

	Three Months Ended			Nine Months Ended
	June 30,			June 30,
INTERSEGMENT ELIMINATIONS	2017	2016	Variance	2017	2016	Variance
Intersegment Revenues	$(53,429)	$(51,139)	$(2,290)	$(163,862)	$(148,385)	$(15,477)
Operating Expenses:
Purchased Gas	(24,724)	(23,584)	(1,140)	(75,648)	(76,890)	1,242
Operation and Maintenance	(28,705)	(27,555)	(1,150)	(88,214)	(71,495)	(16,719)
	(53,429)	(51,139)	(2,290)	(163,862)	(148,385)	(15,477)

Operating Income	—	—	—	—	—	—

Other Income (Expense):
Interest Income	(31,576)	(30,825)	(751)	(93,899)	(92,313)	(1,586)
Interest Expense	31,576	30,825	751	93,899	92,313	1,586
Net Income	$—	$—	$—	$—	$—	$—

Net Income Per Share (Diluted)	$—	$—	$—	$—	$—	$—

Page 19.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

SEGMENT INFORMATION (Continued)
(Thousands of Dollars)

	Three Months Ended					Nine Months Ended
	June 30,					June 30,
	(Unaudited)					(Unaudited)
					Increase					Increase
	2017		2016		(Decrease)	2017		2016		(Decrease)

Capital Expenditures:
Exploration and Production	$70,719	(1)(2)	$47,269	(3)	$23,450	$168,545	(1)(2)	$214,923	(3)(4)	$(46,378)
Pipeline and Storage	16,750	(1)(2)	18,325	(3)	(1,575)	53,528	(1)(2)	76,020	(3)(4)	(22,492)
Gathering	9,214	(1)(2)	9,192	(3)	22	23,705	(1)(2)	43,715	(3)(4)	(20,010)
Utility	20,116	(1)(2)	26,280	(3)	(6,164)	56,411	(1)(2)	72,288	(3)(4)	(15,877)
Energy Marketing	3		19		(16)	14		28		(14)
Total Reportable Segments	116,802		101,085		15,717	302,203		406,974		(104,771)
All Other	—		—		—	40		37		3
Corporate	22		36		(14)	86		191		(105)
Eliminations	295		—		295	(482)		—		(482)
Total Capital Expenditures	$117,119		$101,121		$15,998	$301,847		$407,202		$(105,355)

(1)
Capital expenditures for the quarter and nine months ended June 30, 2017, include accounts payable and accrued liabilities related to capital expenditures of $25.0 million, $10.3 million, $5.2 million, and $7.0 million in the Exploration and Production segment, Pipeline and Storage segment, Gathering segment and Utility segment, respectively. These amounts have been excluded from the Consolidated Statement of Cash Flows at June 30, 2017, since they represent non-cash investing activities at that date.

(2)
Capital expenditures for the nine months ended June 30, 2017, exclude capital expenditures of $25.2 million, $18.7 million, $5.3 million and $11.2 million in the Exploration and Production segment, Pipeline and Storage segment, Gathering segment and Utility segment, respectively. These amounts were in accounts payable and accrued liabilities at September 30, 2016 and paid during the nine months ended June 30, 2017. These amounts were excluded from the Consolidated Statement of Cash Flows at September 30, 2016, since they represented non-cash investing activities at that date. These amounts have been included in the Consolidated Statement of Cash Flows at June 30, 2017.

(3)
Capital expenditures for the quarter and nine months ended June 30, 2016, include accounts payable and accrued liabilities related to capital expenditures of $26.7 million, $7.6 million, $2.8 million, and $7.3 million in the Exploration and Production segment, Pipeline and Storage segment, Gathering segment and Utility segment, respectively. These amounts have been excluded from the Consolidated Statement of Cash Flows at June 30, 2016, since they represent non-cash investing activities at that date.

(4)
Capital expenditures for the nine months ended June 30, 2016, exclude capital expenditures of $46.2 million, $33.9 million, $22.4 million and $16.5 million in the Exploration and Production segment, Pipeline and Storage segment, Gathering segment and Utility segment, respectively. These amounts were in accounts payable and accrued liabilities at September 30, 2015 and paid during the nine months ended June 30, 2016. These amounts were excluded from the Consolidated Statement of Cash Flows at September 30, 2015, since they represented non-cash investing activities at that date. These amounts have been included in the Consolidated Statement of Cash Flows at June 30, 2016.

DEGREE DAYS

				Percent Colder
				(Warmer) Than:
Three Months Ended June 30	Normal	2017	2016	Normal (1)	Last Year (1)

Buffalo, NY	912	767	927	(15.9)	(17.3)
Erie, PA	871	705	936	(19.1)	(24.7)

Nine Months Ended June 30

Buffalo, NY	6,455	5,599	5,567	(13.3)	0.6
Erie, PA	6,023	5,082	5,159	(15.6)	(1.5)

(1)	Percents compare actual 2017 degree days to normal degree days and actual 2017 degree days to actual 2016 degree days.

Page 20.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

EXPLORATION AND PRODUCTION INFORMATION

	Three Months Ended			Nine Months Ended
	June 30,			June 30,
			Increase			Increase
	2017	2016	(Decrease)	2017	2016	(Decrease)

Gas Production/Prices:
Production (MMcf)
Appalachia	37,904	38,846	(942)	118,517	105,747	12,770
West Coast	733	763	(30)	2,246	2,310	(64)
Total Production	38,637	39,609	(972)	120,763	108,057	12,706

Average Prices (Per Mcf)
Appalachia	$2.58	$1.73	$0.85	$2.55	$1.84	$0.71
West Coast	3.39	2.84	0.55	4.07	3.13	0.94
Weighted Average	2.59	1.75	0.84	2.58	1.87	0.71
Weighted Average after Hedging	2.94	2.86	0.08	2.96	3.00	(0.04)

Oil Production/Prices:
Production (Thousands of Barrels)
Appalachia	1	6	(5)	3	16	(13)
West Coast	669	722	(53)	2,062	2,183	(121)
Total Production	670	728	(58)	2,065	2,199	(134)

Average Prices (Per Barrel)
Appalachia	$48.34	$58.28	$(9.94)	$48.85	$44.05	$4.80
West Coast	45.63	38.89	6.74	45.71	34.02	11.69
Weighted Average	45.64	39.04	6.60	45.76	34.10	11.66
Weighted Average after Hedging	53.02	58.79	(5.77)	53.58	57.22	(3.64)

Total Production (Mmcfe)	42,657	43,977	(1,320)	133,153	121,251	11,902

Selected Operating Performance Statistics:
General & Administrative Expense per Mcfe (1)	$0.33	$0.38	$(0.05)	$0.33	$0.46	$(0.13)
Lease Operating and Transportation Expense per Mcfe (1)(2)	$0.95	$0.88	$0.07	$0.92	$0.95	$(0.03)
Depreciation, Depletion & Amortization per Mcfe (1)	$0.64	$0.71	$(0.07)	$0.64	$0.93	$(0.29)

(1)	Refer to page 15 for the General and Administrative Expense, Lease Operating Expense and Depreciation, Depletion, and Amortization Expense for the Exploration and Production segment.

(2)
Amounts include transportation expense of $0.54 and $0.53 per Mcfe for the three months ended June 30, 2017 and June 30, 2016, respectively. Amounts include transportation expense of $0.54 and $0.52 per Mcfe for the nine months ended June 30, 2017 and June 30, 2016, respectively.

Page 21.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

EXPLORATION AND PRODUCTION INFORMATION

Hedging Summary for the Remaining Three Months of Fiscal 2017	Volume		Average Hedge Price
Oil Swaps
Brent	24,000	BBL	$91.00 / BBL
NYMEX	396,000	BBL	$58.34 / BBL
Total	420,000	BBL	$60.21 / BBL

Gas Swaps
NYMEX	9,990,000	MMBTU	$4.35 / MMBTU
Dominion Transmission Appalachian (DOM)	450,000	MMBTU	$3.82 / MMBTU
Dawn Ontario (DAWN)	3,330,000	MMBTU	$3.71 / MMBTU
Fixed Price Physical Sales	17,381,568	MMBTU	$2.45 / MMBTU
Total	31,151,568	MMBTU	$3.21 / MMBTU

Hedging Summary for Fiscal 2018	Volume		Average Hedge Price
Oil Swaps
Brent	24,000	BBL	$91.00 / BBL
NYMEX	1,275,000	BBL	$54.79 / BBL
Total	1,299,000	BBL	$55.46 / BBL

Gas Swaps
NYMEX	42,570,000	MMBTU	$3.34 / MMBTU
DOM	180,000	MMBTU	$3.82 / MMBTU
DAWN	8,400,000	MMBTU	$3.08 / MMBTU
Fixed Price Physical Sales	42,902,876	MMBTU	$2.42 / MMBTU
Total	94,052,876	MMBTU	$2.90 / MMBTU

Hedging Summary for Fiscal 2019	Volume		Average Hedge Price
Oil Swaps
NYMEX	912,000	BBL	$53.84 / BBL

Gas Swaps
NYMEX	27,060,000	MMBTU	$3.17 / MMBTU
DAWN	7,200,000	MMBTU	$3.00 / MMBTU
Fixed Price Physical Sales	32,328,272	MMBTU	$2.51 / MMBTU
Total	66,588,272	MMBTU	$2.83 / MMBTU

Hedging Summary for Fiscal 2020	Volume		Average Hedge Price
Oil Swaps
NYMEX	168,000	BBL	$50.08 / BBL

Gas Swaps
NYMEX	16,880,000	MMBTU	$3.07 / MMBTU
DAWN	7,200,000	MMBTU	$3.00 / MMBTU
Fixed Price Physical Sales	38,232,955	MMBTU	$2.30 / MMBTU
Total	62,312,955	MMBTU	$2.59 / MMBTU

Hedging Summary for Fiscal 2021	Volume		Average Hedge Price
Gas Swaps
NYMEX	4,840,000	MMBTU	$3.01 / MMBTU
DAWN	600,000	MMBTU	$3.00 / MMBTU
Fixed Price Physical Sales	38,650,830	MMBTU	$2.22 / MMBTU
Total	44,090,830	MMBTU	$2.31 / MMBTU

Hedging Summary for Fiscal 2022	Volume		Average Hedge Price

Fixed Price Physical Sales	35,245,042	MMBTU	$2.24 / MMBTU

Hedging Summary for Fiscal 2023	Volume		Average Hedge Price

Fixed Price Physical Sales	31,170,734	MMBTU	$2.26 / MMBTU

Hedging Summary for Fiscal 2024	Volume		Average Hedge Price

Fixed Price Physical Sales	15,499,436	MMBTU	$2.26 / MMBTU

Page 22.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

Pipeline & Storage Throughput - (millions of cubic feet - MMcf)

	Three Months Ended			Nine Months Ended
	June 30,			June 30,
			Increase			Increase
	2017	2016	(Decrease)	2017	2016	(Decrease)
Firm Transportation - Affiliated	17,734	19,836	(2,102)	92,583	87,169	5,414
Firm Transportation - Non-Affiliated	165,717	153,543	12,174	495,015	470,991	24,024
Interruptible Transportation	1,060	6,354	(5,294)	5,078	18,469	(13,391)
	184,511	179,733	4,778	592,676	576,629	16,047

Gathering Volume - (MMcf)
	Three Months Ended			Nine Months Ended
	June 30,			June 30,
			Increase			Increase
	2017	2016	(Decrease)	2017	2016	(Decrease)
Gathered Volume - Affiliated	48,838	46,360	2,478	150,005	119,355	30,650

Utility Throughput - (MMcf)
	Three Months Ended			Nine Months Ended
	June 30,			June 30,
			Increase			Increase
	2017	2016	(Decrease)	2017	2016	(Decrease)
Retail Sales:
Residential Sales	8,105	9,209	(1,104)	48,817	46,828	1,989
Commercial Sales	1,170	1,254	(84)	7,373	6,770	603
Industrial Sales	48	—	48	282	233	49
	9,323	10,463	(1,140)	56,472	53,831	2,641
Off-System Sales	—	—	—	1,295	1,243	52
Transportation	13,799	14,857	(1,058)	60,453	59,770	683
	23,122	25,320	(2,198)	118,220	114,844	3,376

Energy Marketing Volume
	Three Months Ended			Nine Months Ended
	June 30,			June 30,
			Increase			Increase
	2017	2016	(Decrease)	2017	2016	(Decrease)
Natural Gas (MMcf)	7,722	8,537	(815)	32,969	33,800	(831)

Page 23.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

NON-GAAP FINANCIAL MEASURES

In addition to financial measures calculated in accordance with generally accepted accounting principles (GAAP), this press release contains information regarding Operating Results and Adjusted EBITDA, which are non-GAAP financial measures. The Company believes that these non-GAAP financial measures are useful to investors because they provide an alternative method for assessing the Company's ongoing operating results and for comparing the Company’s financial performance to other companies. The Company's management uses these non-GAAP financial measures for the same purpose, and for planning and forecasting purposes. The presentation of non-GAAP financial measures is not meant to be a substitute for financial measures in accordance with GAAP.

Management defines Operating Results as reported GAAP earnings before items impacting comparability. The table at page 1 of this report reconciles National Fuel's reported GAAP earnings to Operating Results for the three and nine months ended June 30, 2017 and 2016.

Management defines Adjusted EBITDA as reported GAAP earnings before the following items: interest expense, depreciation, depletion and amortization, interest and other income, impairments, items impacting comparability and income taxes.

The following tables reconcile National Fuel's reported GAAP earnings to Adjusted EBITDA for the three and nine months ended June 30, 2017 and 2016:

	Three Months Ended		Nine Months Ended
	June 30,		June 30,
	2017	2016	2017	2016
(in thousands)
Reported GAAP Earnings	$59,714	$8,286	$237,906	$(328,510)
Depreciation, Depletion and Amortization	55,617	58,802	168,812	193,300
Interest and Other Income	(2,223)	(2,083)	(7,572)	(9,813)
Interest Expense	30,071	30,218	89,921	92,201
Income Taxes	35,792	8,740	145,195	(251,641)
Impairment of Oil and Gas Producing Properties	—	82,658	—	915,552
Joint Development Agreement Professional Fees	—	3,173	—	7,855
Adjusted EBITDA	$178,971	$189,794	$634,262	$618,944

Adjusted EBITDA by Segment
Pipeline and Storage Adjusted EBITDA	$44,163	$48,515	$141,279	$152,929
Gathering Adjusted EBITDA	23,901	22,433	73,174	57,722
Total Midstream Businesses Adjusted EBITDA	68,064	70,948	214,453	210,651
Exploration and Production Adjusted EBITDA	89,229	97,924	285,675	268,673
Utility Adjusted EBITDA	25,322	22,900	139,232	138,284
Energy Marketing Adjusted EBITDA	(1,017)	(930)	3,213	6,569
Corporate and All Other Adjusted EBITDA	(2,627)	(1,048)	(8,311)	(5,233)
Total Adjusted EBITDA	$178,971	$189,794	$634,262	$618,944

Page 24.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
NON-GAAP FINANCIAL MEASURES
SEGMENT ADJUSTED EBITDA

	Three Months Ended		Nine Months Ended
	June 30,		June 30,
(in thousands)	2017	2016	2017	2016
Exploration and Production Segment
Reported GAAP Earnings	$30,123	$(19,165)	$98,972	$(469,586)
Depreciation, Depletion and Amortization	27,448	31,279	85,353	112,586
Interest and Other Income	(217)	(88)	(451)	(781)
Interest Expense	13,444	13,753	40,270	41,882
Income Taxes	18,431	(13,686)	61,531	(338,835)
Impairment of Oil and Gas Producing Properties	—	82,658	—	915,552
Joint Development Agreement Professional Fees	—	3,173	—	7,855
Adjusted EBITDA	$89,229	$97,924	$285,675	$268,673

Pipeline and Storage Segment
Reported GAAP Earnings	$16,031	$17,323	$54,656	$59,794
Depreciation, Depletion and Amortization	10,513	11,023	30,651	32,144
Interest and Other Income	(842)	(894)	(2,928)	(3,178)
Interest Expense	8,489	8,528	25,177	25,017
Income Taxes	9,972	12,535	33,723	39,152
Adjusted EBITDA	$44,163	$48,515	$141,279	$152,929

Gathering Segment
Reported GAAP Earnings	$10,107	$9,473	$31,373	$21,962
Depreciation, Depletion and Amortization	4,131	3,608	12,008	11,407
Interest and Other Income	(288)	(89)	(642)	(191)
Interest Expense	2,411	1,794	6,739	6,781
Income Taxes	7,540	7,647	23,696	17,763
Adjusted EBITDA	$23,901	$22,433	$73,174	$57,722

Utility Segment
Reported GAAP Earnings	$4,348	$2,179	$51,103	$52,745
Depreciation, Depletion and Amortization	13,086	12,234	39,502	35,511
Interest and Other Income	(579)	(460)	(994)	(2,070)
Interest Expense	7,062	7,192	21,454	21,684
Income Taxes	1,405	1,755	28,167	30,414
Adjusted EBITDA	$25,322	$22,900	$139,232	$138,284

Energy Marketing Segment
Reported GAAP Earnings	$(564)	$(590)	$2,122	$4,117
Depreciation, Depletion and Amortization	69	70	210	208
Interest and Other Income	(168)	(165)	(475)	(330)
Interest Expense	13	11	38	37
Income Taxes	(367)	(256)	1,318	2,537
Adjusted EBITDA	$(1,017)	$(930)	$3,213	$6,569

Corporate and All Other
Reported GAAP Earnings	$(331)	$(934)	$(320)	$2,458
Depreciation, Depletion and Amortization	370	588	1,088	1,444
Interest and Other Income	(129)	(387)	(2,082)	(3,263)
Interest Expense	(1,348)	(1,060)	(3,757)	(3,200)
Income Taxes	(1,189)	745	(3,240)	(2,672)
Adjusted EBITDA	$(2,627)	$(1,048)	$(8,311)	$(5,233)

Page 25.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

Quarter Ended June 30 (unaudited)	2017	2016

Operating Revenues	$348,368,000	$335,617,000

Net Income Available for Common Stock	$59,714,000	$8,286,000

Earnings Per Common Share:
Basic	$0.70	$0.10
Diluted	$0.69	$0.10

Weighted Average Common Shares:
Used in Basic Calculation	85,422,313	84,917,664
Used in Diluted Calculation	86,064,464	85,470,216

Nine Months Ended June 30 (unaudited)

Operating Revenues	$1,292,944,000	$1,159,943,000

Net Income (Loss) Available for Common Stock	$237,906,000	$(328,510,000)

Earnings (Loss) Per Common Share:
Basic	$2.79	$(3.87)
Diluted	$2.77	$(3.87)

Weighted Average Common Shares:
Used in Basic Calculation	85,315,154	84,791,447
Used in Diluted Calculation	85,950,742	84,791,447

Twelve Months Ended June 30 (unaudited)

Operating Revenues	$1,585,416,000	$1,461,005,000

Net Income (Loss) Available for Common Stock	$275,459,000	$(516,213,000)

Earnings (Loss) Per Common Share:
Basic	$3.23	$(6.09)
Diluted	$3.21	$(6.09)

Weighted Average Common Shares:
Used in Basic Calculation	85,239,850	84,735,887
Used in Diluted Calculation	85,881,424	84,735,887